UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2006

Extendicare Health Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-97293 and 333-116927	98-0066268
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin		53203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-908-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 22, 2006, Extendicare Health Services, Inc. (the "Company") issued a press release (the "Press Release") announcing the Company’s financial results for the quarter and year ended December 31, 2005. A copy of the Company’s Press Release is furnished as Exhibit 99 hereto and is incorporated by reference herein.

The Company’s Press Release includes references to EBITDA, which is not a measure of performance under generally accepted accounting principles ("GAAP") in the United States of America. EBITDA is defined as net income from continuing operations before income taxes and change in accounting principle, interest expense net of interest income, valuation adjustment on interest rate caps, depreciation and amortization, and non-cash, non-recurring gains and losses, including disposal of assets and impairment of long-lived assets and loss on refinancing and retirement of debt. EBITDA is not a measure of performance under accounting principles generally accepted in the United States of America, or GAAP. We use EBITDA as a key performance indicator and EBITDA expressed as a percentage of total revenues as a measurement of margin. We understand that EBITDA, or derivatives thereof, are customarily used by lenders, financial and credit analysts, and many investors as a performance measure in evaluating a company’s ability to service debt and meet other payment obligations or as a common valuation measurement in the long-term care industry. Moreover, substantially all of our financing agreements, including the indentures governing our 2010 Senior Notes, our 2014 Notes and our Amended and Restated Credit Facility, contain covenants in which EBITDA is used as a measure of compliance. Thus, we use EBITDA to monitor our compliance with these financing agreements. We believe EBITDA provides meaningful supplemental information regarding our core results, because it excludes the effects of non-operating factors related to our capital assets, such as the historical cost of the assets. We report specific line items separately, and exclude them from EBITDA because such items are transitional in nature, and would otherwise distort historical trends. In addition, we use EBITDA to assess our operating performance and in making financing decisions. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity. We present EBITDA on a consistent basis from period to period, thereby allowing for consistent comparability of its operating performance.

Item 9.01 Financial Statements and Exhibits.

The following exhibit is being filed herewith:

(99) Extendicare Health Services, Inc. press release dated February 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Extendicare Health Services, Inc.

February 22, 2006	By:	Richard L. Bertrand

Name: Richard L. Bertrand
Title: Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)

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Exhibit Index

Exhibit No.	Description

32.1	Press release dated February 22, 2006